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As filed with the Securities and Exchange
Commission on April 26, 1994.                    Registration No. 33-53263
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                Amendment No. 1
                                      to
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                          WILLAMETTE INDUSTRIES, INC.
              (Exact name of registrant as specified in charter)
            Oregon                                       93-0312940
   (State or other jurisdiction of              (IRS Employer Identification
No.)
    incorporation or organization)
                          3800 First Interstate Tower
                            1300 S.W. Fifth Avenue
                            Portland, Oregon 97201
                           Telephone (503) 227-5581
         (Address and telephone number of principal executive offices)

                                 J.A. PARSONS
                           Executive Vice President
                          WILLAMETTE INDUSTRIES, INC.
                          3800 First Interstate Tower
                            1300 S.W. Fifth Avenue
                            Portland, Oregon  97201
                           Telephone (503) 227-5581
          (Name, address, and telephone number of agent for service)
                                ---------------
                                  Copies to:

         Miller, Nash, Wiener, Hager &              Sullivan & Cromwell
                    Carlsen                          125 Broad Street
             111 S.W. Fifth Avenue               New York, New York  10004
          Portland, Oregon 97204-3699            Attn:  Robert S. Risoleo
          Attn:  Kenneth W. Hergenhan                 (212) 558-4000
                 (503) 224-5858
                                ---------------
      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
                                ---------------
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   x
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                                          PART II
                        INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.  Exhibits.

            The exhibits to the registration statement required by Item 601 to Regulation S-K are listed in the accompanying index to exhibits.














































                                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on the 26th day of April, 1994.

                                    WILLAMETTE INDUSTRIES, INC.

                                    By      WILLIAM SWINDELLS*
                                             William Swindells
                                                Chairman
                                       and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities indicated on the 26th day of April, 1994.

Signature                                       Title

(1)  Principal Executive Officer
      and Director:

     WILLIAM SWINDELLS*                         Chairman and Chief Executive
Officer
        William Swindells                       and Director

(2)  Principal Financial Officer:

   /s/  J. A. PARSONS                      Executive Vice President and Chief
        J. A. Parsons                      Financial Officer, Secretary
                                           and Treasurer

(3)  Principal Accounting Officer:

   /s/  DUANE C. MCDOUGALL                      Vice President-Controller
    Duane C. McDougall

(4)  A Majority of the Board of Directors:

      C. M. BISHOP, JR.*                        Director
      GERARD K. DRUMMOND*                       Director
      E. B. HART*                               Director
      C. W. KNODELL*                            Director
      PAUL N. McCRACKEN*                        Director
      STUART J. SHELK, JR.*                     Director
      ROBERT M. SMELICK*                        Director
      SAMUEL C. WHEELER*                        Director
      BENJAMIN R. WHITELEY*                     Director

*By  /s/     J. A. PARSONS
             J. A. Parsons
            Attorney-in-fact


                                           II-2

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                                     INDEX TO EXHIBITS


Exhibit
Number                  Document Description

1.1. Form of proposed Underwriting Agreement. Incorporated by reference to Exhibit 1 to the registrant's registration statement on Form S-3 (File No. 33-39871) effective April 29, 1991.

1.2.    Form of Distribution Agreement for Medium-Term Notes.*

4.1. Indenture, dated as of January 30, 1993, between the registrant and The Chase Manhattan Bank (National Association). Incorporated by reference to Exhibit 4A to the registrant's registration statement on Form S-3 (File No. 33-58044) effective March 1, 1993 (the "1993 Form S-3").

4.2.    General form of proposed Security.  Incorporated by reference to
        Exhibit 4B to the registrant's registration statement on Form S-3 (File No. 33-1876) effective December 13, 1985.

4.3. Form of Fixed Rate Note. Incorporated by reference to Exhibit 4C to the registrant's registration statement on Form S-3 (File No. 33-35955) effective July 30, 1990.

4.4.    Form of Medium-Term Note (fixed rate).*

4.5.    Form of Medium-Term Note (floating rate).*

4.6. Form of Letter of Representations among the registrant, The Chase Manhattan Bank (National Association) and The Depository Trust Company. Incorporated by reference to Exhibit 4F to the 1993 Form S-3.

5. From of opinion of Miller, Nash, Wiener, Hager & Carlsen as to the validity of the Securities.*

5.1     Executed opinion of Miller, Nash, Wiener, Hager & Carlsen.

12. Computation of ratio of earnings to fixed charges. Incorporated by reference to Exhibit 12 to the registrant's annual report on Form 10-K for the year ended December 31, 1993.

23.1.   Consent of KPMG Peat Marwick, independent auditors.*

23.2.   Consent of Miller, Nash, Wiener, Hager & Carlsen (included in
        Exhibit 5.1).

24.     Power of attorney of certain officers and directors.*

25. Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank (National Association).*
____________________
* Previously filed.
Other exhibits listed in Item 601 of Regulation S-K are not applicable.

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